Exhibit 14.3

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
BAZI INTERNATIONAL, INC.

I.            PURPOSE

The purpose of the Audit Committee is to oversee Bazi International, Inc.’s accounting and financial reporting processes, the integrity of the Company’s financial statements, compliance with legal and regulatory requirements,  the internal systems of control, independent auditor relationships, and audits of BAZI’s consolidated financial statements and oversight of the preparation of the Company’s annual report on form 10-K.  The Audit Committee is also responsible for determining the appointment of BAZI’s independent auditors and any change in that appointment, and for ensuring the auditor’s independence.

II.           MEMBERSHIP REQUIREMENTS

The Audit Committee shall consist of no fewer than three members except that so long as BAZIis a “smaller reporting” as defined in Regulation SX and SK of the Securities Act of 1933, as amended, the Audit Committee may consist of two members. The Board of Directors shall appoint the members of the Audit Committee.

The members of the Audit Committee shall be members of the Board of Directors and shall meet the independence and experience requirements of the American Stock Exchange (NYSE-AMEX), the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission. Additionally, each Audit Committee member shall be able to read and understand fundamental financial statements, including BAZI's balance sheet and income and cash flow statements.

At least one member of the Audit Committee shall have past employment experience in finance or accounting, or comparable experience or background which results in the individual's financial sophistication.  That individual shall be designated the financial expert. An individual would qualify if he or she is or was a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.   A director who qualifies as an audit committee financial expert under Item 401(h) of Regulation S-K  is presumed to qualify as financially sophisticated.

III.           MEETINGS

The Audit Committee shall meet four times per year or more frequently as circumstances require. All Audit Committee members are expected to attend each meeting, in person or via teleconference or videoconference. The Audit Committee may ask members of management or others to attend the Audit Committee meetings and provide pertinent information as necessary.

IV.           AUDIT COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall monitor and establish policies with respect to the financial affairs of BAZI, including the following specific responsibilities:

Financial Statements; Financial Reporting Principles; Internal Audit Controls

1.
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board of Directors whether the audited financial statements should be included in BAZI's Form 10-K.

2.
Review and discuss with management and the independent auditor BAZI's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3.
Discuss with management BAZI's earnings press releases, including use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

4.
Review and discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including any significant changes in BAZI's selection or application of accounting principles and the qualitative judgments regarding both the appropriateness and acceptability of auditing and accounting policies and principles and financial disclosure practices used or proposed to be adopted by BAZI.

5.	Review and discuss reports from the independent auditors on:

A.	All critical accounting principles and practices which BAZIwill use, and the qualities of those policies and practices;

B.
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatment preferred by the independent auditor; and

C.	Other material written communications between the independent auditor and management, such as any management letter or schedule of adjusted differences.

6.
Discuss with the independent auditor and then disclose the matters required to be disclosed by Statement on Auditing Standards No. 61, including any difficulties the independent auditor encounters in the course of the audit work, any restrictions on the scope of the independent auditor’s activities, or on its access to requested information, and any significant disagreements with management.

7.	Review disclosures made to the Audit Committee by BAZI's Chief Executive Officer or Principal Accounting Officer during their certification process for the Form 10-K and Form 10-Q.

8.	Resolve any disagreements between management and the independent auditor regarding financial reporting.

Oversight of BAZI's Relationship with the Independent Auditors

9.
Appoint, retain or replace, and establish the audit fees of BAZI’s independent auditor. The independent auditor shall report directly to, and be responsible to, the Audit Committee.  Review and evaluate the performance of the independent auditors and review with the Board of Directors any proposed discharge.

10.
Pre-approve all auditing services and non-auditing services, including fees and terms thereof, to be performed for BAZIby the independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee shall have the sole authority to pre-approve all auditing services and non-audit services.

11.
Confirm the independence of the independent auditor, including reviewing each major non-audit service provided by the independent auditor to BAZI, and the fees therefore. Ensure the receipt of periodic reports from the independent auditor delineating all relationships between the independent auditor and BAZI consistent with Independence Standards Board Standard 1. Discuss such reports with the auditor, and if deemed necessary by the Audit Committee, take or recommend that the full Board of Directors take, appropriate action to oversee the independence of the auditor.  Ascertain that the lead and concurring partners serve in that capacity for no more than 5 years. Review at least annually a report by the independent auditor describing the firm’s internal quality-control procedures, and any issues brought up by that review, government inquiries, peer review and how the issues have been dealt with.

12.	Discuss with the independent auditor the overall scope and plans for the audit, including the adequacy of staffing, compensation and resources.

Compliance Oversight Responsibilities

13.
Consider and review with the independent auditors the adequacy of BAZI's system of internal controls, and any related significant audit findings and recommendations, together with management's responses thereto.  Inquire about significant risks and exposures facing the company.  Assess steps taken by management to minimize these risks.

14.
Retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of BAZI or BAZI's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

15.
Advise the Board of Directors with respect to BAZI's policies and procedures regarding compliance with applicable laws and regulations and BAZI’s code of ethics and compliance. The Audit Committee shall establish a process for reviewing (a) all transactions of the Company with "related parties", and (b) potential conflicts of interest of BAZI’s officers and/or directors. Review the policies and procedures with respect to officers’ expense accounts.

16.
Conduct such investigations into matters within the general scope of its responsibilities as it may deem appropriate from time to time or as may be referred to it by the Board of Directors. Consider with management the rationale for employing audit firms other than the principal independent auditors.

17.
Establish procedures for the receipt, retention and treatment of complaints received by BAZIregarding accounting, internal accounting controls, auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

18.
Adopt such rules and procedures for the conduct of its affairs as it deems necessary if not inconsistent with this Charter.  Periodically review the Company’s Code of Conduct to insure that it is adequate.

Report and Recommendations

19.	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in BAZI's annual proxy statement or annual report on form 10-K.

20.	Maintain minutes or other records of meetings and activities of the Audit Committee.

21.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval as a result of new laws or regulations.

V.           LIMITATIONS

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the responsibility of the Audit Committee to prepare and certify BAZI’s financial statements, to guarantee the independent auditor’s report, or to guarantee other disclosures by BAZI.  These are the responsibility of management and the independent auditor.

VI.           RESOURCES AND AUTHORITY

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate. The Audit Committee may be vested with other specific powers and authority by resolution of the Board of Directors. BAZIshall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

VI.           ANNUAL PERFORMANCE AND EVALUATION

The Audit Committee shall perform a review and evaluation, at least annually, of the performance of the Audit Committee, including reviewing the compliance of the Audit Committee with this Charter. In addition, the Audit Committee shall review and assess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Audit Committee considers necessary or valuable. The Audit Committee shall conduct such evaluations and review in such manner as it deems appropriate.